Exhibit 99.1

Neonode to Raise $4.7 Million in Private Placement

STOCKHOLM, SWEDEN, December 20, 2018 — Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today announced it has entered into definitive agreements for the private placement of $4.7 million of Neonode common stock.

Pursuant to the terms of the non-brokered private placement, Neonode has agreed to sell 2.9 million shares of newly issued common stock at a price of $1.60 per share. The sale price per share represents a 4% premium to the most recent closing price of NEON.

The purchasers in the private placement include Neonode directors, Ulf Rosberg and Andreas Bunge, and members of management, including Chief Executive Officer Hakan Persson and Chief Financial Officer Lars Lindqvist. These Neonode directors and members of management individually have agreed to purchase an aggregate of approximately $2 million of common stock as part of the private placement.  In addition, existing major shareholder Peter Lindell also has agreed to purchase shares.  Mr. Lindell and Mr. Rosberg each are anticipated to be a beneficial owner of approximately 19% of Neonode common stock as a result of the private placement.

The proceeds from the private placement are anticipated to be used for general corporate purposes including business development.

The closing of the private placement is subject to the satisfaction of customary closing conditions.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

For more information, please contact:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) develops, manufactures and sells advanced sensor modules based on the company's proprietary zForce AIR technology. Neonode zForce AIR Sensor Modules enable touch interaction, mid-air interaction and object sensing and are ideal for integration in a wide range of applications within the automotive, consumer electronics, medical, robotics and other markets. The company also develops and licenses user interfaces and optical interactive touch solutions based on its patented zForce CORE technology. To date, Neonode’s technology has been deployed in approximately 62 million products, including 3 million cars and 59 million consumer devices.

NEONODE, the NEONODE logo, ZFORCE and ZFORCE AIR are trademarks of Neonode Inc. registered in the United States and other countries. ZFORCE CORE is a trademark of Neonode Inc.

For further information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.